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                            SHARE EXCHANGE AGREEMENT

                                  BY AND AMONG

                                  BIOFARM, INC.

                                       AND

                                FRIENDLYWAY, INC.

                              AND ITS STOCKHOLDERS:

                                 FRIENDLYWAY AG

                             ALEXANDER VON WELCZECK



                                 AUGUST 13, 2004









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
                            SHARE EXCHANGE AGREEMENT

      This Share Exchange Agreement (this "AGREEMENT") is made effective as of August 13, 2004, by and among Biofarm, Inc., a Nevada Corporation ("BIOF"), and friendlway, Inc. a Delaware corporation ("FWAY"), and its two stockholders, friendlyway AG, a German corporation, and Alexander von Welczeck (together, the "FWAY STOCKHOLDERS").

                                    RECITALS

      A. The Boards of Directors of each of the BIOF and FWAY believe it is in the best interests of each company and their respective stockholders that BIOF acquire FWAY through the acquisition of all the outstanding shares of capital stock of FWAY from the FWAY Stockholders (the "ACQUISITION") and, in furtherance thereof, have approved the Acquisition.

      B. Pursuant to the Acquisition, the FWAY Stockholders, who in the aggregate own all of the outstanding shares of FWAY Common Stock ("FWAY COMMON"), shall exchange the shares of FWAY Common held by them for newly-issued shares of BIOF Common Stock ("BIOF Common").

      C. On the Closing Date, BIOF shall have either liquidated or otherwise provided for the elimination of 100% of the current liabilities of BIOF and shall have transferred all of its assets to a wholly-owned subsidiary, Ocwen, a Nevada corporation ("OCWEN"), the shares of capital stock of which shall have been transferred, as a dividend on the pre-Acquisition outstanding BIOF Common, to a trustee to hold for the benefit of the pre-Acquisition holders of the BIOF Common (the "SPIN-OFF").

      D. In connection with the Acquisition, BIOF desires to make certain representations and warranties to FWAY and the FWAY Stockholders, and each of FWAY and the two FWAY Stockholders desire to make certain representations to BIOF.

      NOW,   THEREFORE,   in  consideration  of  the  covenants,   promises  and
representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                   SECTION 1

                                THE ACQUISITION.

      1.1 SHARE EXCHANGE. Subject to the terms and conditions herein stated, on the Closing Date each FWAY Stockholder shall exchange, assign, transfer and deliver to BIOF and BIOF shall acquire such FWAY Stockholder's FWAY Common in exchange for the issuance by BIOF of an aggregate of 18,000,000 shares of BIOF Common (the "ACQUISITION CONSIDERATION") to the FWAY Stockholders. The number of shares of FWAY Common to be exchanged by each FYWAY Stockholder and the number of shares of BIOF Common to be received by each FWAY Stockholder pursuant to this Agreement is set forth on EXHIBIT A.

      1.2 ASSUMPTION OF OPTIONS. At the Closing Date, all options to purchase FWAY Common then outstanding under FWAY's 2003 Employee Stock Option Plan (the "OPTION PLAN") shall be assumed by BIOF in accordance with provisions described below.

      (a) Each such option shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan and/or as provided in the respective option agreements governing such immediately prior to the Closing Date, except that (A) such option shall be exercisable for that number of whole shares of BIOF Common equal to the product of the number of shares of FWAY Common Stock that were issuable upon exercise of such option immediately prior to the Closing Date multiplied by quotient of (x) the number of shares of BIOF Common constituting the Acquisition Consideration divided by (y) the number of shares of FWAY Common to be exchanged by the FWAY Stockholders pursuant to this Agreement, rounded down to the nearest whole number of shares of BIOF Common and
(B) the per share exercise price for the shares of BIOF Common issuable upon exercise of such assumed option shall be equal to the quotient determined by dividing the exercise price per share of FWAY Common at which such option was exercisable immediately prior to the Closing Date by the quotient described in clause (A), rounded up to the nearest whole cent.

      (b) It is the intention of the parties that the options assumed by BIOF qualify following the Closing Date as incentive stock options as defined in
Section 422 of the Internal Revenue Code to the extent such options qualified as incentive stock options immediately prior to the Closing Date.

      (c) Promptly following the Closing Date, BIOF will issue to each holder of an assumed option a document evidencing the foregoing assumption of such option by BIOF.

      1.3 ANTIDILUTION PROVISION. In the event BIOF changes (or establishes a record date that occurs before the Closing Date for changing) the number of shares of BIOF Common issued and outstanding before the Closing Date as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding shares as of the Closing Date, the Acquisition Consideration shall be proportionately adjusted, as applicable, to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction. In addition, in the event BIOF pays (or establishes a record date that occurs before the Closing Date for payment of) an extraordinary dividend on, or makes any other extraordinary distribution in respect of, BIOF Common, the Acquisition Consideration shall be appropriately adjusted to reflect such dividend or distribution.

      1.4 REORGANIZATION FOR TAX PURPOSES. The parties intend to adopt this Agreement as a "Plan of Reorganization" and to consummate the Acquisition in accordance with the provisions of Section 368(a)(1)(B) of the Code.

                                   SECTION 2

                           CLOSING DATES AND DELIVERY.

      2.1 CLOSING. The exchange, transfer and delivery of the FWAY Common and the issuance and delivery of the Acquisition Consideration (the "CLOSING") shall take place at the offices of Kirkpatrick & Lockhart LLP, 4 Embarcadero Center, San Francisco, CA 94110, USA at 10:00 am Pacific Time on such date as is mutually agreed upon by FWAY and BIOF but no later than 5 business days after the satisfaction or waiver of the conditions to Closing set forth in Section 6 and Section 7 below (such date the "CLOSING DATE).

      2.2 DELIVERIES BY BIOF. At the Closing, BIOF shall deliver or cause to be delivered to FWAY and the FWAY Stockholders:

          (a) a certificate executed by the Chief Executive Officer of BIOF on behalf of BIOF, in form and substance reasonably acceptable to FWAY and the FWAY Stockholders, certifying that the conditions to closing listed in SECTION 7 have been satisfied.

          (b) a certificate of BIOF executed by BIOF's Secretary, in form and substance reasonably acceptable to FWAY and the FWAY Stockholders, attaching and certifying to the truth and correctness of (1) the Certificate of Incorporation of BIOF, (2) the Bylaws of BIOF, (3) the board resolutions adopted in connection with the transactions contemplated by this Agreement, and (4) the composition of the Board of Directors of BIOF.

          (c) a certificate of the Secretary of State of the State of Nevada, dated as of a date within five days of the date of the Closing, with respect to the good standing of BIOF.

          (d) an opinion from Zarwin Baum, counsel to BIOF, dated as of the Closing Date, in form and substance reasonably acceptable to FWAY and the FWAY Stockholders.

          (e) certificates representing the number of shares of BIOF Common to be received by each FWAY Stockholder as set forth on EXHIBIT A, which certificates shall be delivered to the appropriate FWAY Stockholder.

      2.3 DELIVERIES BY FWAY. At the Closing, FWAY shall deliver or cause to be delivered to BIOF:

          (a) a certificate executed by the Chief Executive Officer of FWAY on behalf of FWAY, in form and substance reasonably acceptable to BIOF, certifying that the conditions to closing listed in SECTION 6 other than SECTION 6.1(B) have been satisfied.

          (b) a certificate of FWAY executed by FWAY's Secretary, in form and substance reasonably acceptable to BIOF, attaching and certifying to the truth and correctness of (1) the Certificate of Incorporation of FWAY, (2) the Bylaws of FWAY, (3) the board and stockholder resolutions adopted in connection with the transactions contemplated by this Agreement, and (4) the composition of the Board of Directors of FWAY.

          (c) a certificate of the Secretary of State of the State of Delaware, dated as of a date within five days of the date of the Closing, with respect to the good standing of FWAY.

          (d) an opinion from Kirkpatrick & Lockhart LLP, counsel to FWAY, dated as of the Closing Date, in form and substance reasonably acceptable to BIOF.

      2.4 DELIVERIES BY THE FWAY STOCKHOLDERS. At the Closing, each FWAY Stockholder shall deliver or cause to be delivered to BIOF:

          (a) certificate or certificates representing the shares of FWAY Common held by such FWAY Stockholder as indicated on EXHIBIT A either endorsed to BIOF or accompanied by assignments separate from certificate, in either instance containing a Medallion form of signature guaranty or a notarization by a German notary transferring all such shares to BIOF.

          (b) a certificate signed by such FWAY Stockholder certifying that the conditions to closing set forth in SECTION 6.1(B) have been satisfied with respect to such FWAY Stockholder.

                                    SECTION 3

                     REPRESENTATIONS AND WARRANTIES OF FWAY.

      Subject to such exceptions as are disclosed in the SCHEDULE OF EXCEPTIONS attached hereto, FWAY hereby represents and warrants to BIOF as follows:

      3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. FWAY is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. FWAY has the requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted and as proposed to be conducted, to execute and deliver this Agreement, and to perform its obligations pursuant to this Agreement. FWAY is presently qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified could reasonably be expected to have a material adverse effect on FWAY's financial condition or business as now conducted and as proposed to be conducted (a "MATERIAL ADVERSE EFFECT").

      3.2 SUBSIDIARIES. FWAY does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity.

      3.3 CAPITALIZATION.

          (a) Immediately prior to the Closing, the authorized capital stock of FWAY will consist of 20,000,000 shares of Common Stock at $0.001 par value, each, and 10,000,000 shares of Preferred Stock at $0.001 par value, each, of which 10,000,000 shares of Common Stock, and no shares of Preferred Stock will be issued and outstanding.

          (b) All issued and outstanding shares of FWAY's Common (i) have been duly authorized and are validly issued, fully paid, and nonassessable, and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

          (c) FWAY has reserved 2,000,000 shares of Common Stock authorized for issuance to employees, consultants and directors pursuant to its 2003 Employee Stock Option Plan, under which options to purchase not more than 1,200,000 shares will be issued and outstanding as of the Closing date.

(d) Except as set
forth above and in this Agreement and the SCHEDULE OF EXCEPTIONS, there are no options, warrants, convertible securities or other rights, agreements, commitments or arrangements of any kind to purchase, subscribe, issue, or sell any of FWAY's authorized and unissued capital stock.

3.4  AUTHORIZATION.  All
corporate action on the part of FWAY and its directors, officers and stockholders necessary for the authorization, execution and delivery of this Agreement by FWAY and the performance of all of FWAY's obligations under this Agreement has been taken. The Agreement, when executed and delivered by FWAY, shall constitute the valid and binding obligation of FWAY, enforceable in accordance with its terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) as limited by rules of law governing specific performance, injunctive relief or other
equitable   remedies  and  by  general   principles  of  equity.

3.5  FINANCIAL
STATEMENTS. FWAY has delivered to BIOF its audited balance sheet for the year ended December 31, 2003, and statement of operations for the years ended December 31, 2003 and 2002 and its unaudited balance sheet and statement of operations for the six month period ended June 30, 2004 (the "FINANCIAL STATEMENTS"). The Financial Statements are correct in all material respects and present fairly the financial condition and operating results of FWAY as of the date(s) and during the period(s) indicated therein. The audited Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the period indicated, except as disclosed therein. The unaudited Financial Statements do not contain additional financial statements and footnotes required under GAAP, and are subject to normal year-end adjustments.

      3.6  CHANGES. Since June 30, 2004 there has not been:

          (a) any material adverse change in the assets, liabilities, financial condition or operating results of FWAY from that reflected in the Financial Statements, except changes in the ordinary course of business, which, in any case, have not had a Material Adverse Effect;

          (b) any damage, destruction or loss, whether or not covered by insurance, that has had a Material Adverse Effect;

          (c) any waiver by FWAY of a valuable right or of a material debt owed to it;

          (d) any material change or amendment to a material agreement by which FWAY or any of its assets or properties is bound or subject;

          (e) any material change in any compensation arrangement or agreement with any key employee;

          (f) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by FWAY, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of FWAY;

          (g) sale, exchange or other disposal by FWAY of any of its material assets or rights, other than the sale of its inventory in the ordinary course of business;

          (h) any declaration, setting aside or payment or other distribution in respect of any of FWAY's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by FWAY;

          (i) any material mortgage, pledge, transfer of a security interest in, or lien, created by FWAY, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

          (j) incurring of indebtedness for money borrowed or any other liabilities by FWAY individually in excess of $25,000 or, in the case of indebtedness and/or liabilities individually less than $25,000, in excess of $100,000 in the aggregate;

          (k) the loaning or advancing of money by FWAY to any person other than advancement of travel and other business expenses consistent with past practice;

          (l) any receipt of notice that there has been a loss of, or material order cancellation by, any major customer of FWAY;

          (m) to its knowledge, any other event or condition of any character with respect to FWAY that has had or could reasonably be expected to have a Material Adverse Effect; or

          (n) any agreement or commitment by FWAY to do any of the things described in this SECTION 3.6.

      3.7  INTELLECTUAL PROPERTY.

          (a) To the knowledge of FWAY (without having conducted any special investigation or patent search), FWAY owns or possesses or can obtain on commercially reasonable terms sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses (software or otherwise), information, processes and similar proprietary rights ("INTELLECTUAL PROPERTY") necessary to the business of FWAY as presently conducted, without any conflict with or infringement of the rights of others. FWAY has not received any written communication alleging that FWAY has violated or, by conducting its business as currently conducted, would violate any of the Intellectual Property of any other person or entity .

          (b) To the knowledge of FWAY, none of its employees is obligated under any contract or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with the use of his or her efforts to promote the interests of FWAY or that would conflict with FWAY's business as presently conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of FWAY's business by the employees of FWAY, nor the conduct of FWAY's business as presently conducted, will, to FWAY's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

      3.8 MATERIAL CONTRACTS. Schedule 3.8 lists all agreements, understandings, instruments, contracts, proposed transactions, to which FWAY is a party or by which it is bound which involve (i) obligations of, or payments to, FWAY in excess of $25,000 (other than obligations of, or payments to, FWAY arising from purchase or sale agreements entered into in the ordinary course of business),
(ii) any license or transfer of Intellectual Property to or from FWAY other than agreements with its own employees or consultants, standard end-user license agreements, support/maintenance agreements and agreements entered into in the ordinary course of FWAY's business, (iii) the grant of rights to manufacture, produce, assemble, license, market or sell FWAY's products or limitations on FWAY's exclusive right to develop, manufacture, assemble, distribute, market or sell its products (each such contract, a "FWAY MATERIAL CONTRACT", collectively the "FWAY MATERIAL CONTRACTS"). To FWAY's knowledge, all of the FWAY Material Contracts are valid, binding and in full force and effect in all material respects, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies and to general principles of equity. Neither FWAY nor, to FWAY's knowledge, is any other party to the FWAY Material Contracts in material default under any of such FWAY Material Contracts. For the purposes of this section, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities FWAY has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of this section.

      3.9 TITLE TO PROPERTIES AND ASSETS; LIENS. FWAY has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no material mortgage, pledge, lien, lease, encumbrance or charge, other than (i) liens for current taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not past due, (iii) liens in respect of pledges or deposits under workers' compensation laws or similar legislation, and (iv) liens, encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto or have a Material Adverse Effect, and which have not arisen otherwise than in the ordinary course of business. With respect to the property and assets it leases, FWAY is in compliance with such leases in all material respects and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (i)-(iv) above. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by FWAY are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.

      3.10 COMPLIANCE WITH OTHER INSTRUMENTS. FWAY is not in violation of any term of its Certificate of Incorporation or Bylaws, including any amendments thereto, or, to FWAY's knowledge, in any material respect of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order or decree to which it is party or by which it is bound which would have a Material Adverse Effect. To FWAY's knowledge, FWAY is not in violation of any federal or state statute, rule or regulation applicable to FWAY the violation of which would have a Material Adverse Effect. The execution and delivery of this Agreement by FWAY and the FWAY Stockholders and the performance by FWAY of its obligations pursuant to this Agreement will not result in any violation of, or conflict with, or constitute a material default under, FWAY's Certificate of Incorporation or Bylaws, each as amended to date, or any of its Material Contracts, nor, to FWAY's or the knowledge of the FWAY stockholders, result in the creation of any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of FWAY.

      3.11 LITIGATION. There are no actions, suits, proceedings or investigations pending against FWAY or its properties (nor has FWAY received written notice of any threat thereof) before any court or governmental agency. FWAY is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

      3.12  GOVERNMENTAL CONSENT; THIRD PARTY APPROVALS.

          (a) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of FWAY is required in connection with the valid execution and delivery of this Agreement, or the consummation of any other transaction contemplated by this Agreement.

          (b) No consent, approval or authorization of any third party is required in connection with the consummation by FWAY of the transactions contemplated hereunder.

      3.13 PERMITS. FWAY has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would have a Material Adverse Effect, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted. FWAY is not in default in any material respect under any of such franchises, permits, licenses or other similar authority

      3.14 REGISTRATION AND VOTING RIGHTS. FWAY is presently not under any obligation and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may hereafter be issued. To FWAY's knowledge, no stockholder of FWAY has entered into any agreements with respect to the voting of capital shares of FWAY.

      3.15 BROKERS OR FINDERS. Schedule 3.15 describes any liability of FWAY for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any of the transactions contemplated hereby.

      3.16 TAX RETURNS AND PAYMENTS. FWAY has timely filed all tax returns required to be filed by it with appropriate federal, state and local governmental agencies. These returns and reports are true and correct in all material respects. All taxes shown to be due and payable on such returns, any assessments imposed, and, to FWAY's knowledge, all other taxes due and payable by FWAY on or before the Closing have been paid or will be paid prior to the time they become delinquent. FWAY has not been advised in writing (i) that any of its returns have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment with respect to its federal, state or local taxes

      3.17 EMPLOYEES. To FWAY's knowledge, there are no strike, labor dispute or union organization activities pending or threatened between it and its employees. To FWAY's knowledge, none of its employees belongs to any union or collective bargaining unit. FWAY is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. FWAY is not aware that any officer or key employee intends to terminate his employment with FWAY, nor does FWAY have a present intention to terminate the employment of any officer or key employee. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of FWAY is terminable at the will of FWAY.

      3.18 EMPLOYEE BENEFIT PLANS. FWAY is in substantial compliance with its "employee benefit plans" as defined in the Employee Retirement Income Security Act of 1974, as amended.

      3.19 OBLIGATIONS TO RELATED PARTIES. (a) No employee, officer, or director or member of his or her immediate family is indebted to FWAY, nor is FWAY indebted (or committed to make loans or extend or guarantee credit) to any of them other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of FWAY and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by FWAY's Board of Directors and stock purchase agreements approved by FWAY's Board of Directors). To FWAY's knowledge, none of its officers, directors or employees has any direct or indirect ownership interest in any firm or corporation with which FWAY is affiliated or with which FWAY has a business relationship, or any firm or corporation that competes with FWAY, except in connection with the ownership of stock in publicly-traded companies. To FWAY's knowledge, no employee, officer or director nor any member of their immediate families, is, directly or indirectly, interested in any FWAY Material Contract.

      3.20 ENVIRONMENTAL AND SAFETY LAWS. To its knowledge, FWAY is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

      3.21 CORPORATE DOCUMENTS. The Restated Certificate and Bylaws of FWAY are in the form provided to counsel for BIOF. The copy of the minute books of FWAY provided to BIOF's counsel contains complete and correct minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes.

                                   SECTION 4

            REPRESENTATIONS AND WARRANTIES OF THE FWAY STOCKHOLDERS.

      Each FWAY Stockholder, severally and not jointly, represents and warrants to the BIOF as follows:

      4.1 OWNERSHIP. Such FWAY Stockholder is the lawful owner of the number of shares of FWAY Common listed opposite the name of such FWAY Shareholder on Exhibit A, free and clear of all preemptive or similar rights, liens, encumbrances, restrictions and claims of every kind. Such FWAY Stockholder has full legal right, power and authority to enter into this Agreement and to exchange, assign, transfer and convey the FWAY Common so owned by such FWAY Stockholder pursuant to this Agreement. The delivery to BIOF of the FWAY Common held by such FWAY Stockholder pursuant to the terms of this Agreement will transfer to BIOF valid title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind.

      4.2 AUTHORITY TO EXECUTE AND PERFORM AGREEMENT; NO BREACH. Such FWAY Stockholder has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement, and to assign, transfer and convey the FWAY Common owned by such FWAY Stockholder and to perform fully its respective obligations hereunder. The Agreement, when executed and delivered by such FWAY Stockholder, shall constitute the valid and binding obligation of such FWAY Stockholder, enforceable in accordance with its terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

      4.3 GOVERNMENTAL CONSENT. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the FWAY Stockholders is required in connection with the valid execution and delivery of this Agreement, or the consummation of any other transaction contemplated by this Agreement.

      4.4 NO REGISTRATION. Such FWAY Stockholder understands that the shares constituting the Acquisition Consideration, have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Investor's representations as expressed herein or otherwise made pursuant hereto.

      4.5 INVESTMENT INTENT. Such FWAY Stockholder is acquiring the BIOF Common for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and such FWAY Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same.

      4.6 INVESTMENT EXPERIENCE. Such FWAY Stockholder has such knowledge and experience in financial and business matters such that such Investor is capable of evaluating the merits and risks of its investment in BIOF and protecting its own interests in the transactions contemplated by this Agreement.

      4.7 RESTRICTED SECURITIES. (a) Such FWAY Stockholder acknowledges that the shares constituting the Acquisition Consideration must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.

      4.8 BROKERS OR FINDERS. Such FWAY Stockholder has not engaged any brokers, finders or agents, and will not incur any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreements.

      4.9 LEGENDS. Such FWAY Stockholder understands and agrees that the certificates evidencing the Acquisition Consideration shall bear the following legend (in addition to any legend required by applicable laws or as BIOF may reasonably request):

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY
SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."


                                   SECTION 5

                     REPRESENTATIONS AND WARRANTIES OF BIOF.

      Subject to such exceptions as are disclosed in the SCHEDULE OF EXCEPTIONS attached hereto, BIOF hereby represents and warrants to FWAY and the FWAY Stockholders as follows:

      5.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. BIOF is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. BIOF has the requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted and as proposed to be conducted, to execute and deliver this Agreement, to issue and deliver the Acquisition Consideration, and to perform its obligations pursuant to this Agreement. BIOF is presently qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified could reasonably be expected to have a material adverse effect on BIOF's financial condition or business as now conducted and as proposed to be conducted (a "MATERIAL ADVERSE EFFECT").

      5.2 SUBSIDIARIES. BIOF does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity, other than its ownership of Ocwen.

      5.3  CAPITALIZATION.

          (a) Immediately prior to the Closing, the authorized capital stock of BIOF will consist of 25,000,000 shares of Common Stock, of which no more than 6,000,000 shares will be issued and outstanding and 5,000,000 shares of Preferred Stock none of which will be issued outstanding.

          (b) All issued and outstanding shares of BIOF Common (i) have been duly authorized and are validly issued, fully paid, and nonassessable, and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

          (c) Except as set forth above and in this Agreement, there are no options, warrants, convertible securities or other rights, agreements, commitments or arrangements of any kind to purchase, subscribe, issue, or sell any of BIOF's authorized and unissued capital stock.

      5.4 AUTHORIZATION. All corporate action on the part of BIOF and its directors and officers necessary for the authorization, execution and delivery of this Agreement by BIOF, the delivery and issuance of the Acquisition Consideration, and the performance of all of BIOF's obligations under the Agreements has been taken. No action on the part of the stockholders of BIOF is required for any of the foregoing actions. The Agreement, when executed and delivered by BIOF, shall constitute the valid and binding obligation of BIOF, enforceable in accordance with its terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity. When issued, the shares constituting the Acquisition Consideration will be duly and validly issued, fully paid and non-assessable, and not subject to any liens or encumbrances other than restrictions on transfer arising from federal and state securities laws.

      5.5 SEC REPORTS. BIOF has on a timely basis filed all forms, reports, certifications and documents required to be filed by it with the United States Securities and Exchange Commission (the "SEC") since January 1, 2002. All such forms, reports, certifications and documents (collectively, the "BIOF SEC
DOCUMENTS") are available in full without redaction on the SEC's web site through the Electronic Data Gathering, Analysis and Retrieval System. BIOF has supplied to FWAY's counsel all comment letters received by the Company from the staff of the SEC since January 1, 2002 and all responses to such comment letters by or on behalf of BIOF. The BIOF SEC reports were prepared in accordance with the requirements of the Securities Act of 1933 (as amended) and the Securities Exchange Act of 1934 (as amended) (the "EXCHANGE ACT"), as applicable, and the rules and regulations thereunder, and did not at the time they were filed with the SEC contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the knowledge of BIOF, each director and executive officer of BIOF has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since January 1, 2002. As used in this SECTION 5.5, the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

      5.6  FINANCIAL STATEMENTS.

          (a) The financial statements of BIOF included in the BIOF SEC Documents (including the related notes) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (including, without limitation, Regulation S-X), have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (except, in the case of unaudited statements, to the extent permitted by Regulation S-X for Quarterly Reports on Form 10-Q) applied on a consistent basis during the periods and at the dates involved (except as may be indicated in the notes thereto), and fairly present the consolidated financial condition of BIOF at the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that were not, or with respect to any such financial statements contained in any Company SEC Documents to be filed subsequent to the date hereof are not reasonably expected to be, material in amount or effect). Except as reflected in BIOF's audited balance sheet as of October 31, 2003 or in liabilities described in any notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP), BIOF does not have any liabilities or obligations of any nature. Asher & Company Ltd., which has expressed its opinion with respect to the audited financial statements of BIOF and its subsidiaries included in BIOF SEC Documents (including the related notes), is and has been throughout the periods covered by such financial statements (x) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002) and (y) "independent" with respect to the Company within the meaning of Regulation S-X.

          (b) As of the Closing, BIOF will not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other.

      5.7 CHANGES. Since October 31, 2003 there has not been:

          (a) any material adverse change in the assets, liabilities, financial condition or operating results of BIOF from that reflected in the financial statements contained in the latest BIOF SEC Document;

          (b) any damage, destruction or loss, whether or not covered by insurance, that has had a Material Adverse Effect;

          (c) any waiver by BIOF of a valuable right or of a material debt owed to it;

          (d) any material change or amendment to a material agreement by which BIOF or any of its assets or properties is bound or subject ;

          (e) any material change in any compensation arrangement or agreement with any employee, officer, director or consultant;

          (f) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by BIOF;

          (g) any sale, exchange or other disposal by BIOF of any of its material assets or rights.

          (h) any declaration, setting aside or payment or other distribution in respect of any of BIOF's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by BIOF;

          (i) any material mortgage, pledge, transfer of a security interest in, or lien, created by BIOF, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

          (j) incurring of indebtedness for money borrowed or any other liabilities by BIOF individually in excess of $5,000 or, in the case of indebtedness and/or liabilities individually less than $5,000, in excess of $10,000 in the aggregate,

          (k) loaning or advancing of money by BIOF to any person other than advancement of travel and other business expenses consistent with past practice; or

          (l) to its knowledge, any other event or condition of any character with respect to BIOF that has had or could reasonably be expected to have a Material Adverse Effect; or

          (m) any agreement or commitment by BIOF to do any of the things described in this SECTION 5.7.

      5.8 INTELLECTUAL PROPERTY. BIOF has not received any written communication alleging that BIOF has violated or, by conducting its business as currently conducted, would violate any of the Intellectual Property of any other person or entity.

      5.9 MATERIAL CONTRACTS. Schedule 5.7 to the BIOF Disclosure Letter lists all agreements, understandings, instruments, contracts, proposed transactions, to which BIOF is a party or by which it is bound which involve (i) obligations of, or payments to, BIOF in excess of $5,000 (ii) any license or transfer of Intellectual Property to or from BIOF or (iii) any other contract that would materially affect BIOF or would materially affect the business, financial condition or operations of FWAY after the acquisition, (each such contract, a "BIOF MATERIAL CONTRACT", collectively the "BIOF MATERIAL CONTRACTS"). To BIOF's knowledge, all of the BIOF Material Contracts are valid, binding and in full force and effect in all material respects, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies and to general principles of equity. Neither BIOF nor, to BIOF's knowledge, is any other party to the Material Contracts in material default under any of such BIOF Material Contracts. For the purposes of this section, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity
(including persons or entities BIOF has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of this section.

      5.10 TITLE TO PROPERTIES AND ASSETS; LIENS. BIOF has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no material mortgage, pledge, lien, lease, encumbrance or charge, other than (i) liens for current taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not past due, (iii) liens in respect of pledges or deposits under workers' compensation laws or similar legislation, and (iv) liens, encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto or have a Material Adverse Effect, and which have not arisen otherwise than in the ordinary course of business. With respect to any property and assets it leases, BIOF is in compliance with such leases in all material respects and, to its knowledge holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (i)-(iv) above. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by BIOF are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.

      5.11 COMPLIANCE WITH OTHER INSTRUMENTS. BIOF is not in violation of any term of its Certificate of Incorporation or Bylaws, including any amendments thereto, or, to BIOF's knowledge, in any material respect of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order or decree to which it is party or by which it is bound which would have a Material Adverse Effect. To BIOF's knowledge, BIOF is not in violation of any federal or state statute, rule or regulation applicable to BIOF the violation of which would have a Material Adverse Effect. The execution and delivery of this Agreement by BIOF and the performance by BIOF of its obligations pursuant to this Agreement will not result in any violation of, or conflict with, or constitute a material default under, BIOF's Certificate of Incorporation or Bylaws, each as amended to date, or any of its Material Contracts, nor, to BIOF's knowledge, result in the creation of any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of BIOF.

      5.12 LITIGATION. There are no actions, suits, proceedings or investigations pending against BIOF or its properties (nor has BIOF received written notice of any threat thereof) before any court or governmental agency. BIOF is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

      5.13 GOVERNMENTAL CONSENT; THIRD PARTY APPROVALS.

          (a) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of BIOF is required in connection with the valid execution and delivery of this Agreement, or the consummation of any other transaction contemplated by this Agreement.

          (b) No consent, approval or authorization of any third party is required in connection with the consummation of the transactions contemplated hereunder.

      5.14 PERMITS. BIOF has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would have a Material Adverse Effect, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted. BIOF is not in default in any material respect under any of such franchises, permits, licenses or other similar authority

      5.15 REGISTRATION AND VOTING RIGHTS. BIOF is presently not under any obligation and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may hereafter be issued. To BIOF's knowledge, no stockholder of BIOF has entered into any agreements with respect to the voting of shares of Common Stock of BIOF.

      5.16 BROKERS OR FINDERS. Schedule 5.16 describes any liability of BIOF for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any of the transactions contemplated hereby.

      5.17 TAX RETURNS AND PAYMENTS. BIOF has timely filed all tax returns required to be filed by it with appropriate federal, state and local governmental agencies. These returns and reports are true and correct in all material respects. All taxes shown to be due and payable on such returns, any assessments imposed, and, to BIOF's knowledge, all other taxes due and payable by BIOF on or before the Closing have been paid or will be paid prior to the time they become delinquent. BIOF has not been advised in writing (i) that any of its returns have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment with respect to its federal, state or local taxes

      5.18 REAL PROPERTY HOLDING CORPORATION. BIOF is not a "real property holding corporation" within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended and BIOF has never owned any real property other than indirectly through subsidiaries.

      5.19  EMPLOYEES. BIOF has no employees.

      5.20 EMPLOYEE BENEFIT PLANS. BIOF has no "employee benefit plans" as defined in the Employee Retirement Income Security Act of 1974, as amended.

      5.21 OBLIGATIONS TO RELATED PARTIES. (a) No employee, officer, or director or member of his or her immediate family is indebted to BIOF, nor is BIOF indebted (or committed to make loans or extend or guarantee credit) to any of them other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of BIOF and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by BIOF's Board of Directors and stock purchase agreements approved by BIOF's Board of Directors). To BIOF's knowledge, none of its officers, directors or employees has any direct or indirect ownership interest in any firm or corporation with which BIOF is affiliated or with which BIOF has a business relationship, or any firm or corporation that competes with BIOF, except in connection with the ownership of stock in publicly-traded companies. To BIOF's knowledge, no employee, officer or director nor any member of their immediate families, is, directly or indirectly, interested in any Material Contract.

      5.22 ENVIRONMENTAL AND SAFETY LAWS. To its knowledge, BIOF is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety; and to its knowledge no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation. There are no fact or circumstances relating to BIOF which could involve BIOF in any environmental litigation or impose upon BIOF any
environmental   liability.

      5.23 CORPORATE DOCUMENTS. The Certificate of Incorporation and Bylaws of BIOF are in the form provided to counsel for the FWAY. The copy of the minute books of BIOF provided to FWAY's counsel contains complete and correct minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes.

      5.24 SPIN-OFF. The Spin-Off will be effected by BIOF in accordance with all applicable laws, including, without limitation, federal and state securities laws and regulations. The Spin-Off will not result in any tax or tax withholding liability for BIOF whether at the time of the Spin-Off or in the future.

      5.25 REPRESENTATIONS WITH RESPECT TO COMPANY AS A WHOLE. The foregoing representations and warranties, excluding Sections 5.1, 5.2, 5.3 and 5.23, are also true and correct with respect to BIOF when taken together with its subsidiaries (including, without limitation, those subsidiaries listed on the BIOF Disclosure Schedule) as a whole.

                                   SECTION 6

                   CONDITIONS TO BIOF'S OBLIGATIONS TO CLOSE.

      BIOF's obligation to issue the Acquisition Consideration at the Closing is subject to the fulfillment on or before the Closing Date of each of the following conditions, unless waived in writing by BIOF:

      6.1  Representations and Warranties.

          (a) The representations and warranties made by FWAY in SECTION 3 (as modified by the disclosures in the SCHEDULE OF EXCEPTIONS) shall be true and correct in all material respects as of the date of such Closing except for representations or warranties which are modified by materiality or by a Material

Adverse Affect clause, which representations and warranties shall be true and correct in all respects.

          (b) The representations and warranties made by the FWAY Stockholders in SECTION 4 (as modified by the disclosures in the SCHEDULE OF EXCEPTIONS) shall be true and correct in all material respects as of the date of such Closing except for representations or warranties which are modified by materiality or by a Material Adverse Affect clause, which representations and warranties shall be true and correct in all respects.

      6.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by FWAY or by the FWAY Stockholders on or prior to the Closing shall have been performed or complied with in all material respects.

      6.3 BLUE SKY. BIOF shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the issuance of the Acquisition Consideration.

      6.4 BOARD APPROVAL. BIOF shall have obtained all necessary approval for the transactions contemplated by this Agreement by BIOF's Board of Directors.

      6.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings required to be taken by FWAY or by the FWAY Stockholders to carry out the transactions contemplated by this Agreement, and all instruments and other documents relating to such transactions, shall be reasonably satisfactory in form and substance to BIOF, and BIOF shall have been furnished with such instruments and documents as it shall have reasonably requested.


                                   SECTION 7

     CONDITIONS TO FWAY'S AND THE FWAY STOCKHOLDER'S OBLIGATION TO CLOSE.

      Each FWAY Stockholder's obligation to deliver and transfer such FWAY's Stockholder's FWAY Common Stock to BIOF and FWAY's obligations to make the deliveries described in Section 2 are subject to the fulfillment on or before such Closing of the following conditions, unless waived in writing by each of FWAY and the FWAY Stockholders:

      7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by BIOF in SECTION 5 (as modified by the disclosures in the SCHEDULE OF EXCEPTIONS) shall be true and correct in all material respects as of the date of such Closing except for representations or warranties which are modified by materiality or by a Material Adverse Affect clause, which representations and warranties shall be true and correct in all respects.

      7.2 SPIN OFF. BIOF shall have concluded the Spin-Off in form as reasonably acceptable to the FWAY Stockholders.

      7.3 DUE DILIGENCE. FWAY shall have completed to its satisfaction its business and legal due diligence investigation of BIOF, its property, business and subsidiaries, shall not have discovered any facts, circumstances, liabilities or conditions that, in FWAY Stockholders' sole discretion, may adversely affect the value or prospects of BIOF, that are inconsistent with any factor, assumption or methodology that FWAY Stockholders used to determine the Acquisition Consideration or that may expose BIOF to any liability not heretofore fully disclosed to FWAY Stockholders.

      7.4 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by BIOF on or prior to the Closing shall have been performed or complied with in all material respects.

      7.5 BLUE SKY. BIOF shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the issuance of the Acquisition Consideration.

      7.6 BOARD AND STOCKHOLDER APPROVAL. FWAY and friendlyway AG shall have obtained all necessary approvals for the transactions contemplated by this Agreement by their respective Boards of Directors and stockholders.

      7.7 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings required to be taken by BIOF to carry out the transactions contemplated by this Agreement, and all instruments and other documents relating to such transactions, shall be reasonably satisfactory in form and substance to the FWAY Stockholders, and the FWAY Stockholders shall have been furnished with such instruments and documents as it shall have reasonably requested.

      7.8 BIOF'S BOARD OF DIRECTORS. At the Closing, BIOF's Board of Directors shall consist of six (6) members, including Alexander von Welczeck, Klaus Trox, and Henry Lo.

      7.9 VOTING AGREEMENT. BIOF and the FWAY Stockholders shall have entered into a Voting Agreement in form and substance reasonably acceptable to the FWAY Stockholders providing (a) that, after the Closing, friendlyway AG shall be entitled to one (1) seat on BIOF's Board of Directors, if BIOF has not more than five (5) Directors on its Board, and to two (2) seats on the Board, if BIOF has more than five (5) Directors on its Board, and (b) that friendlyway AG shall have a veto right for any corporate or business acquisition in Europe.

      7.10 INDEMNIFICATION AGREEMENT. BIOF, the FWAY Stockholders, Ocwen, and the trustee holding the Ocwen shares shall have entered into an Indemnification Agreement in form and substance reasonably acceptable to the FWAY Stockholders, which shall provide (i) that the trustees shall not distribute the Ocwen shares except in accordance with SEC regulations, (ii) that Ocwen shall indemnify BIOF with respect to any liability arising from the Spin-Off, and the initial transfer or subsequent distribution of the Ocwen shares, (iii) that Ocwen shall indemnify the FWAY Stockholders with respect to any breach of the representations and warranties of BIOF, (iv) that Ocwen shall indemnify BIOF with respect to any liabilities arising from the Artwork Obligation (as defined below), BIOF's ownership (prior to conclusion of the Spin-Off) of a certain property located in Camden, New Jersey, and the S-8 Shares (as defined below), and (iv) for a general release by Ocwen of BIOF for all liabilities transferred to Ocwen or in conjunction with the Spin-Off and the transactions related therewith.

      7.11 LOCK-UP AGREEMENT. Each holder, if any, holding 5% or more of the pre-Acquisition BIOF Common shall have entered into a Lock-Up Agreement providing for a market stand-off of not less than 12 months after Closing upon terms and conditions reasonably acceptable to the FWAY Stockholders.

      7.12 CANCELLATION OF SHARES. BIOF shall have (i) taken all appropriate corporate action to cancel the shares issued pursuant to those certain Registration Statements on Form S-8 putatively filed by BIOF as described in the BIOF SEC Documents (the "S-8 SHARES"), (ii) notified its transfer agent for the BIOF Common, of such cancellation and (iii) received confirmation from said transfer agent that the cancellation of the shares has been recorded in the BIOF Common ledgers maintained by said transfer agent.

      7.13 ELIMINATION OF LIABILITIES. As of the Closing, BIOF will not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other.

      7.14 RELEASE FROM LAWSUIT. Hermes Kreditversicherungs AG and any other plaintiff, shall have completely, finally and irrevocably removed BIOF as a defendant in that certain lawsuit initiated by Hermes Kreditversicherungs AG and shall have released BIOF from any liabilities relating to the matters described in such lawsuit. Such removal and release shall be in customary form and reasonably acceptable to counsel to FWAY.

      7.15 REGISTRATION RIGHTS. BIOF shall have entered into a Registration Rights Agreement with the FWAY Stockholders in form and substance reasonably acceptable to the FWAY Stockholders, which will provide the FWAY Stockholders the right to include their shares on any registration statement filed by BIOF; PROVIDED, HOWEVER that the FWAY Stockholders' registration rights may be cut back to 25% of the total registration if required by marketing conditions.

      7.16 CERTAIN CORPORATE ACTIONS. BIOF shall have amended its Bylaws in form and substance reasonably acceptable to FWAY Stockholders.


                                   SECTION 8

                                    COVENANTS

      8.1 OPERATION OF FWAY BUSINESS BEFORE CLOSING DATE. Except as otherwise contemplated by this Agreement or the transactions contemplated hereby, between the date hereof and the Closing Date FWAY will operate its business in the ordinary course of business and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, use all commercially reasonable efforts to seek to preserve intact its current business organization, keep available the service of its current officers and employees and preserve its relationships, as applicable, with customers, suppliers, distributors, lessors, creditors, employees, contractors and others having business dealings with it with the intention that its goodwill and ongoing businesses shall be unimpaired at the Closing Date. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement, before the Closing Date:

          (a) FWAY shall not do any of the following without the prior written consent of BIOF:

               (i) amend its Certificate of Incorporation or Bylaws (or other similar governing instrument);

               (ii) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual or constructive distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities other than shares repurchased from employees at their original cost;

               (iii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of FWAY or any of its subsidiaries or otherwise permit the corporate existence of FWAY to be suspended, lapsed or revoked;

               (iv) create or form any subsidiary;

               (v) (A) incur or assume any long-term or short-term debt or issue any debt securities; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; (C) make any loans, advances or capital contributions to or investments in any other person; or (D) pledge or otherwise encumber shares of capital stock of the Company;

               (vi) (A) acquire, sell, lease, license, transfer or otherwise dispose of any assets in any single transaction or series of related transactions having a fair market value in excess of $25,000 in the aggregate or that are otherwise material to FWAY other than sales of its products (other than exclusive licenses) in the ordinary course of business, or (B) enter into any exclusive license, distribution, marketing, sales or other similar exclusive agreement;

               (vii) (A) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other entity or division thereof or any equity interest therein; (B) amend, modify, waive or terminate any right under any material contract in any material way; or (C) authorize any new capital expenditure or expenditures that individually is in excess of $25,000 or in the aggregate are in excess of $100,000;

               (viii) enter into any agreement that would constitute a FWAY Material Contract other than in the ordinary course of business;

               (ix) make any material change with respect to the compensation or benefits of any officer, director or key employee.

          (b)  FWAY  shall:

               (i) comply in all material respects with all applicable laws;

               (ii) file all tax returns required to be filed and make timely payment of all applicable Taxes when due and payable (other than where the Company is disputing any such obligation in good faith);

               (iii) notify BIOF of any action, event, condition or circumstance, or group of actions, events, conditions or circumstances, relating to the FWAY that results in, or would reasonably be expected to have a Material Adverse Effect on the Company;

               (iv) notify BIOF in writing of the commencement of any material legal actions or governmental proceedings against FWAY; and

               (v) pay accounts payable and pursue collection of its accounts receivable consistent with past practice.

      8.2 OPERATION OF BIOF BUSINESS BEFORE CLOSING DATE. Except as otherwise contemplated by this Agreement or the transactions contemplated hereby, between the date hereof and the Closing Date BIOF will operate its business in the limited fashion that it has been operated during the last year. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement, before the Closing Date:

          (a) BIOF shall not do any of the following without the prior written consent of FWAY and FWAY Stockholders:

               (i) amend its Certificate of Incorporation or Bylaws (or other similar governing instrument);

               (ii) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities other than shares repurchased from employees at their original cost;

               (iii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries or otherwise permit the corporate existence of the Company to be suspended, lapsed or revoked;

               (iv) create or form any subsidiary;

               (v) (A) incur or assume any long-term or short-term debt or issue any debt securities; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; (C) make any loans, advances or capital contributions to or investments in any other person; or (D) pledge or otherwise encumber shares of capital stock of the Company;

               (vi) acquire, sell, lease, license, transfer or otherwise dispose of any assets in any single transaction or series of related transactions having a fair market value in excess of $1,000 in the aggregate or that are otherwise material to BIOF or (B) enter into any exclusive license, distribution, marketing, sales or other similar exclusive agreement;

               (vii) (A) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other entity or division thereof or any equity interest therein; (B) amend, modify, waive or terminate any right under any material contract in any material way; or (C) authorize any new capital expenditure or expenditures that individually or in aggregate $1,000;

               (viii) enter into any agreement that would constitute a BIOF Material Contract;

               (ix) make any material change with respect to the compensation or benefits of any officer, director or key employee or hire any employee or consultant.

          (b)  BIOF  shall:

               (i) comply in all material respects with all applicable laws including, without limitation, making all required filings with the SEC;

               (ii) file all tax returns required to be filed and make timely payment of all applicable Taxes when due and payable (other than where the Company is disputing any such obligation in good faith);

               (iii) notify FWAY of any action, event, condition or circumstance, or group of actions, events, conditions or circumstances, relating to the BIOF that results in, or would reasonably be expected to have a Material Adverse Effect on BIOF;

               (iv) notify FWAY in writing of the commencement of any material legal actions or governmental proceedings against BIOF; and

               (v) use commercially reasonable efforts to amend its obligation to issue shares to a certain third party in conjunction with BIOF's acquisition of a certain art framing business (the "ARTWORK OBLIGATION") as further described in BIOF SEC Documents, such that all shares due under the Artwork Obligation are issued prior to Closing .

8.3 PUBLIC ANNOUNCEMENTS.  None
of BIOF,  FWAY or the  FWAY  Stockholders  shall  issue  any  press  release  or otherwise make any public statements with respect to the transactions contemplated by this Agreement without the prior consent of BIOF (in the case of FWAY or FWAY Stockholders) or FWAY and FWAY Stockholders (in the case of BIOF), except as may be required by applicable law, including any determination by BIOF that a press release or other public statement is required under applicable securities or regulatory rules. If any party determines, with the advice of counsel, that it is required by applicable law to make this Agreement or any terms thereof public, it shall consult with the other parties regarding such disclosure and seek confidential treatment for such terms or portions of this Agreement as may be requested by the other parties.

      8.4 NOTIFICATION OF CERTAIN MATTERS.

          (a) FWAY and the FWAY Stockholders shall give prompt notice to BIOF of
(i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which has caused or would be likely to cause any representation or warranty by FWAY or any of the FWAY Stockholders contained in this Agreement to be untrue or inaccurate at or before the Closing Date and (ii) any failure by FWAY or any of the FWAY Stockholders to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
SECTION 8.4(a) shall not cure such breach or non-compliance by FWAY or any FWAY Stockholder, limit or otherwise affect the remedies available hereunder to BIOF, or constitute an amendment of any representation, warranty or statement in this Agreement or the Company Disclosure Schedule.

          (b) BIOF shall give prompt notice to FWAY and the FWAY Stockholders of
(i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which has caused or would be likely to cause any representation or warranty contained in this Agreement by BIOF to be untrue or inaccurate at or before the Closing Date and (ii) any failure by BIOF to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this SECTION 8.4(B) shall not cure such breach or non-compliance by BIOF, as the case may be, limit or otherwise affect the remedies available hereunder to the FWAY or the FWAY Stockholders, or constitute an amendment of any representation, warranty or statement in this Agreement.

      8.5 BIOF STOCKHOLDERS' MEETING. BIOF shall, as promptly as practicable after the Closing, duly give notice of, convene and hold a meeting (the "BIOF STOCKHOLDERS' MEETING") of its stockholders entitled to vote thereat (or take action by written consent in lieu thereof) in accordance with Nevada laws and its Certificate of Incorporation and Bylaws for the purpose of obtaining the approval of BIOF's stockholders of the (i) Amended and Restated Certificate of Incorporation in form and substance reasonably acceptable to the FWAY Stockholders, (ii) election of five nominees to the Board of Directors of BIOF, including Alexander von Welczeck, Klaus Trox, Henry Lo, and one additional person nominated by Alexander von Welczeck, (iii) change in the name of BIOF to International Interactive Technologies, Corp, (iv) approval of assumption of FWAY's 2003 Employee Stock Option Plan or a similar BIOF Stock Option Plan and the reservation of 3,600,000 shares thereunder, (v) increase of BIOFs capital stock to 50,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, and (vi) approval of such other matters that FWAY shareholders may reasonably request. BIOF shall use commercially reasonable efforts to solicit from its stockholders proxies (or written consents, as the case may be) in favor of the adoption and approval of the foregoing proposals and shall take all other actions necessary or advisable to secure the vote or consent of its stockholders required by NASDAQ to obtain such approvals. BIOF's Board of Directors shall recommend to BIOF's stockholders that they vote in favor of the foregoing resolutions.

      8.6 COMMERCIALLY REASONABLE EFFORTS. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to avoid the entry or remove any injunctions, temporary restraining orders or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement. In addition, each of the parties hereto agrees, and agrees to instruct its respective counsel, to cooperate with each other to facilitate and to obtain all necessary waivers, consents and approvals at the earliest practicable date. Notwithstanding anything herein to the contrary, no party hereto nor any of their representatives will communicate with any governmental or regulatory authority (except on insubstantial procedural issues) without giving the other parties a reasonable opportunity to participate in such communication to the extent permitted by the governmental or regulatory Authority.

      8.7 REORGANIZATION MATTERS. None of BIOF, FWAY or the FWAY Stockholders, or any of their respective Affiliates shall take any action or fail to take any commercially reasonable action before or following the Closing, which action or failure to act would cause the Acquisition to fail to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code. SECTION 9

                                   TERMINATION

      9.1 TERMINATION. This Agreement may be terminated and the Acquisition may be abandoned at any time before the Closing Date:

          (a) by written consent of BIOF, FWAY and the FWAY Stockholders;

          (b) by either FWAY or BIOF on written notice to the others if (i) any court of competent jurisdiction in the United States or other United States federal or state governmental entity shall have issued a final order, decree or ruling, or taken any other final action, restraining, enjoining or otherwise prohibiting the Acquisition and such order, decree, ruling or other action is or shall have become non-appealable, or (ii) the Acquisition has not been consummated by September 30, 2004; provided that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been a principal reason that the Closing Date shall not have occurred on or before said date;

          (c) by BIOF on written notice to FWAY if (i) there shall have been a material breach of any representations or warranties on the part of FWAY or the FWAY Stockholders set forth in this Agreement or if any representations or warranties of FWAY or the FWAY Stockholders shall have become untrue in any material respect and such breach is not cured within 10 business days after notice by BIOF thereof, provided that BIOF has not breached any of its obligations hereunder in any material respect; or (ii) there shall have been a breach by FWAY or the FWAY Stockholders of any of their respective covenants or agreements hereunder in any material respect or materially adversely affecting (or materially delaying) the ability of the parties to consummate the Acquisition, and such breach has not been cured within ten business after notice by BIOF thereof, provided that BIOF has not breached any of its obligations hereunder in any material respect; or

          (d) by FWAY or by the FWAY  Stockholders  on written notice to BIOF if
(i) there shall have been a material breach of any representations or warranties on the part of BIOF set forth in this Agreement or if any representations or warranties of BIOF shall have become untrue in any material respect and such breach is not cured within 10 business days after notice by FWAY thereof, provided that FWAY has not breached any of its obligations hereunder in any material respect; or (ii) there shall have been a breach by BIOF of any of its covenants or agreements hereunder in any material respect or materially adversely affecting (or materially delaying) the ability of the parties to consummate the Acquisition, and such breach has not been cured within ten business after notice by FWAY thereof, provided that FWAY has not breached any of its obligations hereunder in any material respect.

      9.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement or abandonment of the Acquisition pursuant to SECTION 9.1 above, this Agreement shall forthwith become void and have no effect and there shall be no liability on the part of any party hereto or its Affiliates, directors, officers or stockholders; provided that if this Agreement is terminated by BIOF pursuant to SECTION 9.1(C) or by FWAY pursuant to SECTION 9.1(D) then the terminating party shall retain all rights to seek damages or other relief from the breaching party for any losses arising from or related to such party's breach; and provided further that SECTION 10 shall continue in full force and effect.

                                   SECTION 10

                                SPECIAL REMEDIES

      10.1 RESCISSION. If the representations and warranties of BIOF are not true and correct and such failure or failures taken together have a Material
Adverse Effect on BIOF and its subsidiaries taken as a whole then the FWAY Stockholders shall have a right of recession with respect to this transaction. Such right may be exercised by the FWAY Stockholders delivering to BIOF a signed written notice (the "RESCISSION NOTICE") stating (i) the breaches of the BIOF representations and warranties which constitute a material adverse effect and

(ii) the date (the "RESCISSION CLOSING") on which the closing of the rescission shall take place, which date shall be no less than 14 days and no more than 30 days after the date of the Rescission Notice. To the extent that any assets of FWAY have been transferred to BIOF or a subsidiary or affiliate of BIOF after the Closing without the transfer to FWAY of assets or services of equivalent value, such assets (or the monetary equivalent thereof) shall be transferred back to FWAY at the Rescission Closing. At the Rescission Closing, BIOF shall deliver to the FWAY Stockholders (in the same proportion as their current ownership of FWAY) duly endorsed share certificates representing all of the issued and outstanding shares of FWAY (including any options, warrants or other rights with respect to FWAY), which shares shall be free and clear of all liens or encumbrances. At the Rescission Closing, each of the FWAY Stockholders shall deliver to BIOF duly endorsed share certificates representing the number of shares of BIOF Common issued to such FWAY Stockholder pursuant to the terms of this Agreement (as appropriately adjusted for stock splits, stock dividends, reverse stock splits, recapitalizations and similar events). The foregoing right of rescission shall expire, if not exercised, at the end of the survival of BIOF's representations and warranties.

      10.2 ADJUSTMENT OF SHARE ISSUANCES. If at any time, and from time to time, after the Closing, the sum of (i) the number of shares of BIOF Common issued and outstanding as of the Closing (including the number of S-8 Shares, if any, that are subsequent to the Closing determined to have been issued and outstanding as of the Closing), (ii) the number of shares of BIOF Common issued with respect to any claims relating to the cancellation of the S-8 Shares, (iii) the number of shares of BIOF Common issued in connection with the Artwork Obligation after the Closing, and (iv) the number of shares of BIOF Common issued with respect to any claims arising out of events or circumstances occurring prior to the Closing which are issued subsequent to the Closing (such sum the "ADJUSTED CAPITALIZATION"), exceeds 6,000,000 (as appropriately adjusted for stock splits, stock dividends, recapitalizations and like events) then BIOF shall, as soon as practicable, issue to the FWAY Stockholders (in the same proportions as the Acquisition Consideration was issued to them) such additional number of shares of BIOF Common such that the total number of shares of BIOF Common issued to the FWAY Stockholders pursuant to this Agreement equals three (3) times the Adjusted Capitalization. Such shares shall be deemed to be additional shares of Acquisition Consideration and an adjustment to the acquisition price.


                                   SECTION 11

                                 MISCELLANEOUS.

      11.1 AMENDMENT. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by FWAY, each FWAY Stockholder and BIOF.

      11.2 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be sent overnight courier, by facsimile or otherwise delivered by hand or by messenger addressed:


               (a)   if to BIOF:     To the CEO or President of BIOF at the
                                     address stated in the then most current
                                     BIOF SEC Document

               (b)   if to FWAY:     friendlyway, Inc.
                                     1255 Battery Street, Suite 200
                                     San Francisco, CA 94111
                                     Attn: President
                                     Facsimile: (415) 288-3334


               (c)   If to the FWAY Stockholders:

                                     friendlyway AG
                                     Munchener Strasse 12 - 16
                                     85774 Munchen
                                     Germany
                                     Attn:  Vorstand
                                     Facsimile: 011-49-89-95979140

                                     Alexander von Welczeck
                                     1255 Battery Street, Suite 200
                                     San Francisco, CA 94111
                                     Facsimile: (415) 288-3334

      Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by courier, at the earlier of its receipt or 48 hours after the same has been given to a reputable courier service, addressed and mailed as aforesaid, if sent by facsimile, upon confirmation of facsimile transfer.

      11.3 GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of California as applied to agreements entered into among California residents to be performed entirely within California, without regard to principles of conflicts of law.

      11.4 EXPENSES. FWAY, the FWAY Stockholders and BIOF shall each pay their own expenses in connection with the transactions contemplated by this Agreement.

      11.5 SURVIVAL. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby for two years from the date of the Closing Date.

      11.6 SUCCESSORS AND ASSIGNS. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any party without the prior written consent of the other parties. Any attempt by a party without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

      11.7 ENTIRE AGREEMENT. This Agreement, including the exhibits attached hereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

      11.8 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence  therein,  or of or in any  similar  breach or  default  thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement (including, without limitation, the remedies described in Section 10) or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

      11.9 SEVERABILITY. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

      11.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

      11.11 TELECOPY EXECUTION AND DELIVERY. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

      11.12 JURISDICTION; VENUE. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in San Francisco County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Northern District of California).

      11.13 CONSTRUCTION. No provision of this Agreement shall be construed in favor of or against any party on the ground that such party or its counsel drafted the provision. Any remedies provided for herein are not exclusive of any other lawful remedies which may be available to either party, except as otherwise provided in this Agreement. This Agreement shall at all times be construed so as to carry out the purposes stated herein. Time shall be of the essence.

      11.14 ATTORNEY'S FEES. In the event that any suit or action is instituted to enforce any provisions in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation all fees, costs and expenses of appeals.

             (THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK.)

      IN WITNESS WHEREOF, this Share Exchange Agreement is executed as of the date first written above.


                                     BIOFARM, INC.
                                     a Nevada corporation


                                     By:  ______________________________________

                                          Name:  _______________________________

                                          Title: _______________________________



                                     friendlyway, Inc.
                                     a Delaware corporation


                                     By:  ______________________________________

                                          Name:  _______________________________

                                          Title: _______________________________


                                      friendlyway AG
                                      a German corporation

                                     By:  ______________________________________

                                          Name:  _______________________________

                                          Title: _______________________________



                                     ___________________________________________
                                          Alexander von Welczeck

                                    EXHIBIT A
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